CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS








As independent public accountants, we hereby consent to the incorporation of our reports included in this Form 10-K into The InterCept Group, Inc.'s previously filed Registration Statements File No. 333-70237, 333-88321 and 333-94511.








Atlanta, Georgia
March 29, 2000